EXHIBIT 99.1

National Energy Group, Inc. Reports Fiscal 2007 First Quarter Results

DALLAS, May 9, 2007 /PRNewswire-FirstCall/ — National Energy Group, Inc. (OTC Bulletin Board: NEGI) today announced results for the first quarter ended March 31, 2007.

Results of Operations

The Company reported total revenues of $0.8 million for the three month period ended March 31, 2007 compared to $18.7 million for the three months ended March 31, 2006. Net loss was $0.3 million for the three months ended March 31, 2007 compared to net income of $5.9 million for the comparable period in 2006.

On November 21 2006, we completed the sale of our non-controlling 50% membership interest in NEG Holding LLC to NEG Oil & Gas LLC, paid our debt obligations in full, terminated our management agreements with NEG Operating LLC, National Onshore LP, and National Offshore LP and terminated the employment of the majority of out employees. Subsequent to November 21, 2006, we have no business operations and our principal asset consists of our cash and short-term investment balances, which aggregated $47.9 million at March 31, 2007.

The Company’s results of operations for the three month period ended March 31, 2007 are more fully described in the unaudited financial statements and the accompanying notes and other information included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2007. Investors are urged to review the Form 10-Q and the Company's Annual Report Form 10-K for the year ending December 31, 2006 filed with the SEC on March 6, 2007, including the risk factors applicable to the Company.

The Company

 Subsequent to November 21, 2006, we have no business operations and our principal asset consists of our cash and short-term investment balances, which approximated $47.9 million at March 31, 2007. As a result, we are a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. Our Board of Directors intends to consider the appropriate application of our remaining cash and short-term investment balances, including but not limited to the possible acquisition of producing oil and gas properties and related businesses and assets or the equity in another entity which owns such properties, businesses and assets, the distribution of some or all of our assets to our shareholders, or our liquidation and dissolution. There can be no assurance our Board of Directors will authorize any such transaction.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “anticipate,” “expect,” “estimate,” “predict,” “believe,” and similar expressions and variations thereof are intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that we expect or anticipate will or may occur in the future relating to the operations of National Energy Group, Inc., our business strategies, goals, plans, references to future success, references to intentions as to future matters and other such matters are forward-looking statements and include statements regarding the interest, belief or current expectations of our management, directors, or officers regarding such matters. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risk factors  (see Item 1A—Risk Factors) discussed in our Annual Report on Form 10-K for the year ended December 31, 2006, the opportunities (or lack thereof) that may be presented to and pursued by us, competitive actions by other companies, changes in laws or regulations, and other factors, many of which are beyond our control. Consequently, all of the forward-looking statements made in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements.